                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 1997



                           UNITED SHIELDS CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)


           Colorado                    33-11062-D                84-1049047
------------------------------     -----------------        --------------------
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)        file number)           Identification No.)

                   655 Eden Park Drive, Cincinnati, Ohio 45202
                   -------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code  (513)241-7470
                                                    -------------

ITEM 2.           ACQUISITION OF DISPOSITION OF ASSETS.
-------           -------------------------------------

         Effective on November 14, 1997 (the "Effective Date"), United Shields Corporation (the "Company") acquired all of the outstanding common stock of The HeaterMeals Company ("HeaterMeals"), an Ohio-based manufacturer and packager of electrochemical heaters and packaged food products (the "Acquisition"). The principal assets of HeaterMeals include inventory, accounts receivable, equipment, which will continue to be used as at present, licenses for patent rights to produce electrochemical heaters, prepaid expenses and tax refunds and cash. The total consideration for the Acquisition consisted of $2,576,763 cash as follows: (i) $30,000 to HeaterMeals upon execution of the letter of intent;
(ii) $2 million to HeaterMeals' shareholders; and (iii) $546,763 to HeaterMeals' lender as full payment for HeaterMeals' outstanding bank indebtedness. The cash payments were provided by loans from Ramsay-Hughes, Inc. ("Ramsay-Hughes"). The total indebtedness owed by the Company to Ramsay-Hughes, including accrued interest through October 31, 1997, as of November 18, 1997 was approximately $3,400,625. Ramsay-Hughes owns beneficially approximately 14.1% of the outstanding common stock of the Company (including approximately 2.0% which is owned individually by the directors and executive officers of Ramsay-Hughes). The amount of consideration was determined through arm's-length negotiations between the parties and is based on the value of HeaterMeals' assets and the expected revenue from the sale of the heater product and meals. HeaterMeals had annual revenues for 1996 of approximately $4.8 million.

         The Company intends to continue to identify and evaluate other potential acquisition candidates whose product or product lines could benefit the operations of the Company. Management anticipates that such acquisition candidates would be involved in plastics manufacturing, production, packaging, distribution and/or production of various consumer beverage or food products. The Company is presently engaged in negotiations to acquire several companies. Management expects that it is possible that the Company will enter into additional letters of intent to acquire some of those companies in the fourth quarter of 1997. There can be no assurance that the Company will be successful in consummating the acquisition of candidates or in integrating acquired companies.

ITEM 5.           OTHER EVENTS.
-------           -------------

         On November 12, 1997, the Company appointed Beverley R. Gill (age 48) Treasurer. Mr. Gill has served as the Company's Chief Financial Officer since July 15, 1997 and will continue to serve in this capacity.

         As previously reported, the Company has entered into a definitive agreement to acquire all of the stock of Master Molders, Inc., a South Carolina-based manufacturer of plastic industrial parts pursuant to a merger with a wholly-owned subsidiary of the Company (the "Merger"). The closing date of the Merger, which was to occur on or before November 30, 1997, has been extended to December 12, 1997 by mutual agreement of the parties.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.
-------           ----------------------------------

         (a)      Financial Statements of Business Acquired

                  See Addendum A attached hereto.

         (b)      Pro Forma Financial Information

                  See Addendum B attached hereto.

         (c)      Exhibits                                             Incorporated by Reference to:
                                                                       -----------------------------
                  2.1      Agreement and Plan of Share                 Exhibit 2.1 to the Company's
                           Exchange by and between                     Form 8-K filed on September
                           The HeaterMeals Company and                 25, 1997
                           United Shields Corporation
                           dated September 12, 1997

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED SHIELDS CORPORATION


By: /s/ T. J. Tully
   ---------------------------------------
   T. J. Tully, Chairman of the Board and CEO

Date: November 26, 1997

                             THE HEATERMEALS COMPANY
                           (FORMERLY ZESTOTHERM INC.)
                                 AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                                      WITH
                         REPORT OF INDEPENDENT AUDITORS

(H.K. Campbell & Company Letterhead)






Report of Independent Auditors


The Board of Directors
The HeaterMeals Company and Subsidiary

We have audited the accompanying consolidated balance sheets of The HeaterMeals Company (formerly ZestoTherm Inc.) and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The HeaterMeals Company and Subsidiary at December 31, 1996 and 1995, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ H.K. Campbell & Company


Cincinnati, Ohio
February 7, 1997

                     THE HEATERMEALS COMPANY AND SUBSIDIARY
                     --------------------------------------

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------

                     Years ended December 31, 1996 and 1995
                     --------------------------------------

                      (See report of independent auditors)
                      ------------------------------------


                                                      1996                1995
                                                   -----------        -----------

Net sales                                          $ 4,890,588        $ 4,639,073

Cost of sales                                        3,698,029          3,118,543
                                                   -----------        -----------

Gross profit                                         1,192,559          1,520,530

Selling, general and administrative expenses         1,688,668          1,048,605
                                                   -----------        -----------

Income (loss) from operations                         (496,109)           471,925

Other income (expense):
     Interest income                                     1,847             11,179
     Interest expense                                  (34,198)           (31,835)
                                                   -----------        -----------

Income (loss) before income taxes                     (528,460)           451,269

Provision (benefit) for income taxes:
     Current, federal                                 (228,000)           233,500
     Current, state and local                          (21,000)            58,000
     Deferred, federal                                  47,500            (91,100)
     Deferred, state and local                         (27,700)           (17,100)
                                                   -----------        -----------

                                                      (229,200)           183,300
                                                   -----------        -----------

Net income (loss)                                  $  (299,260)       $   267,969
                                                   ===========        ===========



                             See accompanying notes.

                     THE HEATERMEALS COMPANY AND SUBSIDIARY
                     --------------------------------------

                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------

                           December 31, 1996 and 1995
                           --------------------------

                      (See report of independent auditors)
                      ------------------------------------


                        ASSETS
                        ------
                                                                     1996             1995
                                                                  ----------       ----------

Cash and cash equivalents                                         $  111,125       $  399,047
Accounts receivable:
     Trade, less allowance for doubtful accounts of $22,171
         and $15,025 at December 31, 1996 and 1995,
         respectively                                                361,365          307,462
     Other                                                               -0-              591
Inventories:
     Raw materials                                                   219,915          341,401
     Work in process                                                  85,141           79,953
     Finished goods                                                  449,867          583,107
Prepaid expenses                                                      12,494            4,171
Refundable income taxes                                              158,617              -0-
Public offering costs                                                 79,768              -0-
Deferred income tax benefits                                          57,895          121,347
                                                                  ----------       ----------

         Total current assets                                      1,536,187        1,837,079

Property and equipment, at cost:
     Machinery and equipment                                       1,080,537          849,604
     Office furniture and fixtures                                    98,108           92,028
     Leasehold improvements                                           72,402           72,402
                                                                  ----------       ----------

                                                                   1,251,047        1,014,034
Less accumulated depreciation                                        840,210          696,396
                                                                  ----------       ----------

         Net property and equipment                                  410,837          317,638

Other assets:
     Deposits                                                         14,420          110,474
     Non-compete agreements, net of accumulated
         amortization                                                 75,680          227,042
     Deferred income tax benefits                                     60,981           17,329
                                                                  ----------       ----------

         Total other assets                                          151,081          354,845
                                                                  ----------       ----------

                                                                  $2,098,105       $2,509,562
                                                                  ==========       ==========

     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------
                                                                              1996             1995
                                                                           ----------       ----------

Note payable                                                               $   50,000       $      -0-
Accounts payable                                                              378,072          366,663
Accrued expenses:
     Income taxes                                                                 -0-          129,500
     License fees                                                              48,652           39,117
     Other taxes                                                               27,815           19,552
     Other                                                                     85,979           35,839
Capital lease obligations due within one year                                  23,995           24,187
Long-term debt due within one year                                             26,460          220,142
                                                                           ----------       ----------

         Total current liabilities                                            640,973          835,000

Capital lease obligations due after one year                                      -0-           23,995
Long-term debt due after one year                                             105,825              -0-
                                                                           ----------       ----------
         Total liabilities                                                    746,798          858,995

Stockholders' equity:
     Preferred stock, $.10 par value, 2,000,000 shares authorized,
         no shares issued and outstanding                                         -0-              -0-
     Common stock, $.01 par value, 10,000,000 shares
         authorized, 1,938,420 and 2,438,420 shares issued
         and outstanding at December 31, 1996 and 1995, respectively
                                                                               19,384           24,384
     Additional paid-in capital                                               740,764          740,764
     Retained earnings                                                        591,159        1,082,807
                                                                           ----------       ----------

                                                                            1,351,307        1,847,955

     Less treasury stock, at cost, 500,000 shares at
         December 31, 1995                                                        -0-          197,388
                                                                           ----------       ----------

         Total stockholders' equity                                         1,351,307        1,650,567

                                                                           ----------       ----------
                                                                           $2,098,105       $2,509,562
                                                                           ==========       ==========



                             See accompanying notes.

                     THE HEATERMEALS COMPANY AND SUBSIDIARY
                     --------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

                      Years ended December 31,1996 and 1995
                      -------------------------------------

                      (See report of independent auditors)
                      ------------------------------------


                                                                     1996            1995
                                                                  ---------        ---------
Cash flows from operating activities:
     Net income (loss)                                            $(299,260)       $ 267,969
     Adjustments to reconcile net income (loss) to net cash
         from operating activities:
              Depreciation                                          143,814          117,031
              Amortization                                          151,362          151,360
              Deferred income taxes                                  19,800         (108,200)
              Inventory obsolescence                                 53,362           56,000
              Provision for bad debts                                 7,146           15,025
              (Increase) decrease in accounts receivable            (60,458)         (38,634)
              (Increase) decrease in refundable taxes              (158,617)          32,724
              (Increase) decrease in inventories                    196,176         (361,437)
              (Increase) decrease in prepaid expenses                (8,323)            (623)
              Increase (decrease) in accounts payable                11,409          188,069
              Increase (decrease) in accrued expenses               (61,562)         134,174
                                                                  ---------        ---------

              Net cash from operating activities                     (5,151)         453,458

Cash flows from investing activities:
     Acquisition of property and equipment                         (237,013)        (138,422)
     (Increase) decrease in deposits                                 96,054          (93,804)
                                                                  ---------        ---------

              Net cash from investing activities                   (140,959)        (232,226)
                                                                  ---------        ---------

Cash flows from financing activities:
     Increase in note payable                                        50,000              -0-
     Proceeds from long-term debt                                   132,285              -0-
     Increase in public offering costs                              (79,768)             -0-
     Issuance of common stock                                           -0-          350,000
     Increase in capital lease obligations                              -0-           65,000
     Repayment of capital lease obligations                         (24,187)         (23,039)
     Repayment of long-term debt                                   (220,142)        (216,380)
                                                                  ---------        ---------

              Net cash from financing activities                   (141,812)         175,581
                                                                  ---------        ---------

Net increase (decrease) in cash and cash equivalents               (287,922)         396,813

Cash and cash equivalents at beginning of period                    399,047            2,234
                                                                  ---------        ---------

Cash and cash equivalents at end of period                        $ 111,125        $ 399,047
                                                                  =========        =========



                             See accompanying notes.

                     THE HEATERMEALS COMPANY AND SUBSIDIARY
                     --------------------------------------

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 -----------------------------------------------

                     Years ended December 31, 1996 and 1995
                     --------------------------------------

                      (See report of independent auditors)
                      ------------------------------------


                                                                       Additional
                                        Shares           Common         Paid-in         Retained        Treasury
                                        Issued           Stock          Capital         Earnings          Stock            Total
                                    -------------     -----------     -----------     ------------     -----------     ------------

Balance, January 1, 1995                2,088,420     $    20,884     $   394,264     $    814,838     $  (197,388)    $  1,032,598

Issuance of common stock                  350,000           3,500         346,500                                           350,000

Net income                                                                                 267,969                          267,969
                                    -------------     -----------     -----------     ------------     -----------     ------------

Balance, December 31, 1995              2,438,420          24,384         740,764        1,082,807        (197,388)       1,650,567

Retirement of treasury stock             (500,000)         (5,000)                        (192,388)        197,388

Net income (loss)                                                                         (299,260)                        (299,260)
                                    -------------     -----------     -----------     ------------     -----------     ------------

Balance, December 31, 1996              1,938,420     $    19,384     $   740,764     $    591,159     $       -0-     $  1,351,307
                                    =============     ===========     ===========     ============     ===========     ============





                             See accompanying notes.

                     THE HEATERMEALS COMPANY AND SUBSIDIARY
                     --------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                      (See report of independent auditors)
                      ------------------------------------

1.   Significant accounting policies
     -------------------------------

     Business -
     ----------

     The consolidated financial statements include the accounts of The HeaterMeals Company (HMC) (formerly ZestoTherm Inc.) and its wholly-owned subsidiary, HeaterMeals Inc. (HeaterMeals). All significant intercompany accounts and transactions have been eliminated. In September 1996, HMC set up a wholly-owned subsidiary, ZTI Corporation. HMC intends to transfer substantially all of the assets and liabilities associated with its heating technology business, including its military contracts, to this subsidiary including the "ZestoTherm" name at which time the subsidiary will be renamed ZestoTherm Inc. This transfer will transform HMC into a holding company with two operating subsidiaries, ZestoTherm Inc. and HeaterMeals Inc. HMC specializes in the research and development and the manufacture and marketing of portable electrochemical heaters and packaged food products incorporating such heaters. HMC was organized in 1984 but only commenced commercially significant operation in September 1990. HMC's principal product, the ZT Energy Pad, is sold to prepared food assemblers who are suppliers to the United States military of "Meals, Ready-To-Eat" ("MREs"), which are individual field rations for soldiers. HeaterMeals Inc. was formed in 1995 to assemble, market and distribute consumer food products under the trademark name HeaterMeals(R). HeaterMeals(R) is an assortment of shelf-stable (no refrigeration needed) food entrees packaged with a ZT energy pad, utensil pack, and water pouch targeted for commercial markets to provide a convenient hot meal for consumers where alternative methods for heating food are unavailable or less convenient.

     Estimates -
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Inventories -
     -----------

     Inventories are stated at the lower of cost or market using the first-in, first-out method. In prior years, HMC had written down certain inventories to their estimated net realizable value. As of December 31, 1994, the cumulative write down of these inventories from their original cost was approximately $435,000. During 1995, HMC developed procedures to fully recover the original cost of these inventories. Approximately half of these inventories were sold in 1995, with the remaining half sold in the first several months of 1996, resulting in improved gross profits for these periods. For the years ended December 31, 1996 and 1995, HeaterMeals wrote down certain inventories by $53,362 and $56,000, respectively, to their estimated net realizable value.

     Public offering costs -
     ---------------------

     In 1997, HMC intends to sell its stock in a public offering. Upon issuance of the stock, public offering costs will be recorded as a reduction of the contributed capital associated with the public offering.

     Research and development -
     --------------------------

     Research and development costs are expensed in operations in the year incurred. Research and development costs incurred for the years ended December 31, 1996 and 1995 were $67,811 and $71,863, respectively.

     Depreciation -
     --------------

     Depreciation of property and equipment is computed under accelerated and straight-line methods using the following estimated useful lives:

                  Machinery and equipment                             7 years
                  Office furniture and fixtures                  5 to 7 years
                  Leasehold improvements                         1 to 5 years

     Advertising -
     -------------

     The production costs of advertising are expensed in the year the advertising first takes place. Advertising expense was $274,021 and $159,217 for the years ended December 31, 1996 and 1995, respectively.

     Non-compete agreements -
     ------------------------

     The non-compete agreements are being amortized over the length of the agreement (five years) using the straight-line method.

     Stock-based compensation -
     --------------------------

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation. This statement establishes a fair value method of accounting for stock options. The Companies adopted the provisions of the new standard in its financial statements for the year ended December 31, 1996. Since the Companies have not granted any awards after January 1, 1995, there has been no impact on the Companies' financial statements from the adoption of this standard.

     Cash equivalents -
     ------------------

     For the purposes of the statements of cash flows, the Companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1996. At December 31, 1995, cash equivalents consisted of repurchase agreements at a local financial institution.

2.   Concentration of credit risk
     ----------------------------

     For the years ended December 31, 1996 and 1995, a substantial portion (75% and 85%, respectively) of the consolidated sales were made indirectly to the United States military, including 62% and 71%, respectively, to one customer. At December 31, 1996 and 1995, accounts receivable from customers in the prepared food assembly industry accounted for 45% and 58%, respectively, of the total accounts receivable, including 45% and 56%, respectively, to one customer. The Companies perform ongoing credit evaluations of their customers and generally do not require collateral. Credit losses are provided for in the consolidated financial statements and have consistently been within management's expectations. At December 31, 1995, the Companies had cash deposits of $117,887 in excess of federally insured limits.

3.   Income taxes
     ------------

     Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting primarily for depreciation, non-compete agreements, and state and local operating loss carryforwards. Deferred taxes consist of the following at December 31:

                                                                                        1996                       1995
                                                                                ---------------------     ----------------------

                  Deferred income tax assets                                    $             126,653     $              151,634
                  Less deferred income tax liabilities                                          7,777                     12,958
                                                                                ---------------------     ----------------------

                  Net deferred income tax asset                                 $             118,876     $              138,676
                                                                                =====================     ======================

     Included in the accompanying consolidated balance sheet under the following captions:

                                                                                        1996                       1995
                                                                                ---------------------     ----------------------

                  Current deferred income tax assets                            $              57,895     $              121,347
                  Non-current deferred income tax assets                                       60,981                     17,329
                                                                                ---------------------     ----------------------

                  Net deferred income tax asset                                 $             118,876     $              138,676
                                                                                =====================     ======================

     There is no valuation allowance for deferred income tax assets as of December 31, 1996 and 1995.

     HMC is under an IRS examination for the tax years 1992 through 1994. HMC has received an initial tax assessment of approximately $30,000, including interest, but is currently responding to the proposed tax changes. Accordingly, HMC has not accrued a liability for the initial assessment.

4.   Leases
     ------

     The Companies lease their factory and office facility under a lease classified as an operating lease. The lease expires in February 1998, with an option to renew for an additional five years. Terms of the lease require the Companies to pay additional rentals based on the lessor's operating costs. Rent expense for the years ended December 31, 1996 and 1995 was $161,040. There were no additional rentals in 1996 or 1995. The Companies also lease certain equipment under capital leases which are included in the accompanying consolidated balance sheets at December 31 as follows:

                                                                                        1996                       1995
                                                                                ---------------------     ----------------------
                  Machinery and equipment                                       $              74,000     $               74,000
                  Accumulated depreciation                                                    (30,270)                   (12,778)
                                                                                ---------------------     ----------------------

                                                                                $              43,730     $               61,222
                                                                                =====================     ======================

     Future minimum lease payments as of December 31, 1996 are as follows:

                      Year ending                                                      Capital                   Operating
                     December 31,                                                       lease                     leases
                     ------------                                               ---------------------     ----------------------
                         1997                                                   $              25,176     $              161,040
                         1998                                                                     -0-                     26,840
                                                                                ---------------------     ----------------------

                                                                                               25,176     $              187,880
                                                                                                          ======================
                  Less amounts representing interest                                            1,181
                                                                                ---------------------

                  Present value of capital lease payments                       $              23,995
                                                                                =====================

5.   Note payable
     ------------

     The Companies have a $1,000,000 line of credit with a bank with interest at 1/2% over the prime rate. Borrowings under the line of credit are limited to 75% of accounts receivable as specifically defined and 50% of raw material and finished goods inventory. At December 31, 1996, outstanding borrowings were $50,000. There were no outstanding borrowings at December 31, 1995.

     Substantially all assets are pledged as collateral. In December 1995, HMC issued a $200,000 letter of credit to a vendor in exchange for 30 day payment terms. The letter of credit is secured by the $1,000,000 line of credit, thereby reducing the available line of credit.

     The prime rate at December 31, 1996 and 1995 was 8 1/4% and 8 1/2%, respectively.

6.   Long-term debt
     --------------

     Long-term debt consists of the following at December 31:

                                                                                                        1996              1995
                                                                                                   --------------    -------------

Note payable to bank due in monthly  installments of $2,205 plus interest at 3/4%
over the prime rate                                                                                   $132,285       $         -0-

Note payable to stockholder due in monthly installments of $4,230 including interest at 9%, unpaid principal and interest due in full on June 30, 1996,
secured by the 500,000 shares of the Companies' treasury stock                                             -0-             110,257

Notes payable to stockholders related to non-compete agreements, due in monthly installments totaling $4,770 including interest at 5%, unpaid principal and interest due in full on June 30, 1996, secured by the 500,000
shares of the Companies' treasury stock                                                                    -0-             109,885
                                                                                                      --------       -------------


                                                                                                      $132,285       $     220,142
                                                                                                      ========       =============

     Maturities of long-term debt are as follows:

                           1997                                   $           26,460
                           1998                                               26,460
                           1999                                               26,460
                           2000                                               26,460
                           2001                                               26,445
                                                                  ------------------

                                                                  $          132,285
                                                                  ==================


     Interest expense for the years ended December 31, 1996 and 1995 was $34,198 and $31,835, respectively, of which $5,654 and $21,621, respectively, was attributable to notes payable to stockholders.

7.   Commitments
     -----------

     HMC licenses certain patented technology from a university and pays royalties on all sales other than sales to the U.S. Government. Royalties on sales other than to the U.S. Government are (i) 5% of the first $1,000,000 each year until April 1998 and 7% thereafter and (ii) 3 1/2% on sales in excess of $1,000,000. Minimum royalties are $40,000 for 1995 and $50,000 thereafter. The agreement expires in June 2002. Terms of the license agreement require HMC to pay all costs and expenses associated with the issuance and maintenance of the patent. HMC also licenses certain patented technology, on a partially exclusive basis, from the United States Navy and pays royalties on all sales using this technology, other than those to the U.S. Government. Royalties on sales other than to the U.S. Government are (i) 3% of the first $1,000,000; (ii) 2% of the second $1,000,000; (iii) 1% of the third $1,000,000; and, (iv) 1/2% of sales in excess of $3,000,000. Minimum royalties are $2,000 for 1996 and 1995 and $10,000 thereafter. The agreement, as revised in October 1996, provides exclusive use to the patented technology for food and beverage applications and expires in August 1999. Royalty expense for the years ended December 31, 1996 and 1995 was $62,584 and $49,820, respectively.

8.   Incentive stock option plan
     ---------------------------

     In 1984, HMC adopted an incentive stock option plan (1984 Plan) which presently covers 60,000 shares of common stock. HMC has issued options to two officers for the purchase of 60,000 shares of common stock at $1 per share under the 1984 Plan, which expire in December 1997. No options have been exercised under the 1984 Plan.

     In 1993, HMC adopted a new incentive stock option plan (1993 Plan) whereby a Compensation Committee appointed by HMC's Board of Directors is authorized, at its own discretion, to issue options to purchase up to 250,000 shares of HMC's common stock to eligible employees at a price not lower than the fair market value of the shares to be issued. Under the 1993 Plan, incentive stock options have been issued for the purchase of 116,000 shares at a price of $1 per share. The options expire between May 1998 and July 2000. Options for 70,250 shares are exercisable as of December 31, 1996. Options for 29,000 shares will become exercisable in 1997, 10,250 shares in 1998, and 6,500 shares in 1999. No options have been exercised under the 1993 Plan.

9.   Stock purchase warrants
     -----------------------

     HMC has outstanding 250,000 stock purchase warrants expiring on March 20, 1997; each warrant entitles the holder to purchase one share of common stock at an exercise price of $1 per share. HMC also has outstanding 5,000 stock purchase warrants to a stockholder expiring on July 31, 1999; each warrant entitles the holder to purchase one share of common stock at an exercise price of $2.75 per share.

10.       Supplemental cash flow information
          ----------------------------------

     Supplemental disclosure with respect to cash flow information is as follows for the years ended December 31:

                                                     1996           1995
                                                 -----------     ---------
              Cash paid for interest             $    34,198     $  32,301
                                                 ===========     =========

              Cash paid for income taxes         $    39,117     $ 161,305
                                                 ===========     =========

                      THE HEATERMEALS COMPANY & SUBSIDIARY

                     Consolidated Balance Sheet (Unaudited)

                               September 30, 1997




                                     ASSETS

Cash                                             81,081
Accounts receivable                             503,057
Inventory                                       396,985
Prepaid expense                                  20,007
                                             ----------
     Total current assets                     1,001,130

Property and equipment, at cost:
     Factory equipment                        1,096,196
     Office & lab equipment                     101,188
     Leasehold improvements                      72,402
                                             ----------
                                              1,269,786
     Less: Accumulated depreciation             954,402
                                             ----------
       Net property and equipment               315,384
                                             ----------

Other assets
     Deposits                                    14,420
     Deferred tax benefits                      155,660
                                             ----------
          Total other assets                    170,080
                                             ----------

                                             $1,486,594
                                             ==========

                      THE HEATERMEALS COMPANY & SUBSIDIARY

                     Consolidated Balance Sheet (Unaudited)

                               September 30, 1997


                      LIABILITIES AND STOCKHOLDER'S EQUITY


Accounts payable                                        $   488,102
Accrued expenses                                            112,779
Income taxes payable                                              0
Current portion of debt                                     502,699
                                                        -----------
     Total current liabilities                            1,103,580
                                                        -----------



Notes payable                                                59,743
Capital lease obligations                                     6,239
                                                        -----------
                                                             65,982
                                                        -----------

          Total liabilities                               1,169,562
                                                        -----------

Stockholders' equity:
     Common stock, par value $.0l per share,
      10,000,000 shares authorized,
      1,943,420 shares issued and outstanding                19,434
     Additional paid -in capital                            745,714
     Retained earnings                                     (448,116)
                                                        -----------

          Total stockholders' equity                        317,032
                                                        -----------

                                                        $ 1,486,594
                                                        ===========

                      THE HEATERMEALS COMPANY & SUBSIDIARY

                      Consolidated Statement of Operations

                     Nine Months September 30,1997 and 1996


                                                1997                  1996
                                                ----                  ----
Net sales                                  $ 3,578,422               3,573,298

Cost of sales                                3,213,167               2,925,697
                                           -----------             -----------

     Gross profit                              365,255                 647,601

Selling, general & admin. expenses           1,246,357               1,137,196
                                           -----------             -----------

Income (loss) from operations                 (881,102)               (489,595)

Other income (expense):
     Interest income                                 0                   1,847
     Interest expense                          (63,472)                (29,646)
     Public offering costs                    (115,620)                      0
                                           -----------             -----------

Income (loss) before taxes                  (1,060,194)               (517,394)

Benefit for income taxes                        20,921                 226,000
                                           -----------             -----------


Net income (loss)                          $(1,039,273)               (291,394)
                                           ===========             ===========

                        HEATERMEALS COMPANY & SUBSIDIARY

                Consolidated Statement of Cash Flows (Unaudited)

                      Nine Months Ended September 30,1997


Cash flows from operating activities
  Net income (loss)                                         (1,039,273)
  Adjustments to reconcile net income to net
  cash used in operating activities
      Depreciation and amortization                            189,872
      Decrease (Increase) in accounts receivable              (141,691)
      Decrease (Increase) in inventory                         357,937
      Decrease (Increase) in prepaid expenses                   22,699
      Decrease (Increase) in other assets                      189,801
      (Decrease) Increase in accounts payable                  107,418
      (Decrease) Increase in accrued expenses                  (49,666)
      (Decrease) Increase in taxes payable                     (15,803)
                                                            ----------

      Net cash used in operating activities                   (378,706)

Cash flow from investing activities:
  Acquisition of property and equipment                        (18,739)

Cash flow from financing activities:
  Proceeds from sale of common stock                             5,000
  Proceeds from loan borrowings                                550,000
  Payment on capital leases                                    (17,756)
  Payment on notes payable                                    (169,843)
                                                            ----------
                                                               367,401

      Net decrease in cash                                     (30,044)

      Cash, beginning of period                                111,125
                                                            ----------

      Cash, end of period                                       81,081
                                                            ==========

                           UNITED SHIELDS CORPORATION
                       PRO FORMA STATEMENT OF OPERATIONS
                 (Dollars in Thousands, except per share data)

                                                         HISTORICAL
                                               --------------------------------
                                                   USC           HEATERMEALS
                                                        12 MOS. ENDED                PRO FORMA         PRO FORMA
                                                 12/31/96          12/31/96         ADJUSTMENTS         COMBINED
                                               -------------    ---------------    --------------    ---------------
REVENUES
--------
      NET SALES                                          $0             $4,891                $0             $4,891
      COST OF SALES                                       0              3,698                 0             $3,698
                                               -------------    ---------------    --------------    ---------------

GROSS PROFIT                                              0              1,193                 0              1,193


OPERATING EXPENSES
------------------
      SELLING, GENERAL & ADMIN EXP                      362              1,689  (3)          107             $2,158


INCOME / (LOSS) FROM OPERATIONS                        (362)              (496)             (107)              (965)
-------------------------------


OTHER INCOME / (EXPENSE)
------------------------
      INTEREST INCOME                                     0                  2                 0                 $2
      INTEREST EXPENSE                                   (9)               (34) (2)         (238)             ($281)
      OTHER                                               0                  0                 0                 $0
                                               -------------    ---------------    --------------    ---------------
                                                         (9)               (32)             (238)              (279)

EARNINGS / (LOSS) BEFORE INCOME TAXES                  (371)              (528)             (345)            (1,244)
-------------------------------------
      INCOME TAXES                                        0               (229)                0              ($229)
                                               -------------    ---------------    --------------    ---------------

NET EARNINGS / (LOSS)                                 ($371)             ($299)            ($345)           ($1,015)
---------------------                          =============    ===============    ==============    ===============


NET INCOME / (LOSS) PER COMMON SHARE                 ($0.04)                                                 ($0.11)
------------------------------------           =============                                         ===============


WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING                      9,215,640                                               9,215,640
                                               =============                                         ===============

Footnotes:
      (2) Reflects additional interest expense resulting from the purchase of HeaterMeals.

      (3) Reflects the amortization of estimated goodwill over 15 year period.

                           UNITED SHIELDS CORPORATION
                            PRO FORMA BALANCE SHEET
                             (Dollars in Thousands)

                                                          HISTORICAL
                                              ---------------------------------
                                                   USC           HEATERMEALS           PRO FORMA       PRO FORMA
                                                 9/30/97           9/30/97            ADJUSTMENTS      COMBINED
                                              --------------   ----------------      ---------------   ---------------
ASSETS
------

CURRENT ASSETS
      CASH AND EQUIVALENTS                              $23                $81                                   $104
      MARKETABLE SECURITIES                               0                  0                                     $0
      TRADE RECEIVABLE                                    0                503                                   $503
      OTHER RECEIVABLES                                   7                  0                                     $7
      INVENTORIES                                         0                397    (1)           $40              $437
      TAX BENEFITS                                        0                  0                                     $0
      PREPAID EXPENSES                                   15                 20                                    $35
                                              --------------   ----------------      ---------------   ---------------
TOTAL CURRENT ASSETS                                     45              1,001                   40             1,086

PROPERTY & EQUIPMENT                                     19              1,270    (1)            32            $1,321
LESS: ACCUMULATED DEPRECIATION                           (1)              (954)                                 ($955)
                                              --------------   ----------------      ---------------   ---------------
NET PROPERTY AND EQUIPMENT                               18                316                   32               366

DEPOSITS                                                  4                 14                                    $18
GOODWILL, net                                            48                  0    (1)         1,610            $1,658
INVESTMENTS                                             715                  0                                   $715
MARKETING AGREEMENT, net                                 67                  0                                    $67
DEFERRED TAX BENEFITS                                     0                156                                   $156
                                              --------------   ----------------      ---------------   ---------------
TOTAL ASSETS                                           $897             $1,487               $1,682            $4,066
------------                                  ==============   ================      ===============   ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------

CURRENT LIABILITIES
      NOTES PAYABLE - stockholder                      $710                 $0                                   $710
      CURRENT LONG-TERM DEBT                              0                503    (1)          (503)               $0
      ACCOUNTS PAYABLE                                   23                488                                   $511
      ACCRUED LIABILITIES                                26                113                                   $139
                                              --------------   ----------------      ---------------   ---------------
TOTAL CURRENT LIABILITIES                               759              1,104                 (503)            1,360

LONG-TERM LIABILITIES
      NOTES PAYABLE                                       0                 60    (1)         2,502            $2,562
      CAPITAL LEASE OBLIGATIONS                           0                  6                                     $6
      DEFERRED TAXES                                      0                  0                                     $0

SHAREHOLDER'S EQUITY
      COMMON STOCK                                    1,031                 19    (1)           (19)           $1,031
      ADDITIONAL PAID IN CAPITAL                          0                746    (1)          (746)               $0
      RETAINED EARNINGS                                (893)              (448)   (1)           448             ($893)
                                              --------------   ----------------      ---------------   ---------------
TOTAL SHAREHOLDER'S EQUITY                              138                317                 (317)              138

                                              --------------   ----------------      ---------------   ---------------
TOTAL LIAB. & STOCKHOLDERS EQUITY                      $897             $1,487               $1,682            $4,066
---------------------------------             ==============   ================      ===============   ===============

Footnotes:
      (1) Reflects the acquisition, issuance of debt to fund the acquisition and the resulting goodwill from the transaction.

                           UNITED SHIELDS CORPORATION
                       PRO FORMA STATEMENT OF OPERATIONS
                 (Dollars in Thousands, except per share data)

                                                                 HISTORICAL
                                                     ---------------------------------
                                                          USC            HEATERMEALS
                                                               9 MOS. ENDED                    PRO FORMA        PRO FORMA
                                                        9/30/97           9/30/97             ADJUSTMENTS       COMBINED
                                                     --------------   ----------------      ---------------   ---------------
REVENUES
--------

      NET SALES                                                 $0             $3,578                   $0            $3,578
      COST OF SALES                                              0              3,213                    0            $3,213
                                                     --------------   ----------------      ---------------   ---------------

GROSS PROFIT                                                     0                365                    0               365


OPERATING EXPENSES
------------------

      SELLING, GENERAL & ADMIN EXP                             468              1,246    (3)            81            $1,795


INCOME / (L0SS) FROM OPERATIONS                               (468)              (881)                 (81)           (1,430)
-------------------------------
OTHER INCOME / (EXPENSE)
------------------------
      INTEREST INCOME                                            1                  0                    0                $1
      INTEREST EXPENSE                                         (14)               (63)   (2)          (178)            ($255)
      OTHER                                                      0               (116)                   0             ($116)
                                                     --------------   ----------------      ---------------   ---------------
                                                               (13)              (179)                (178)             (370)

EARNINGS / (LOSS) BEFORE INCOME TAXES                         (481)            (1,060)                (259)           (1,800)
-------------------------------------
      INCOME TAXES                                               0                (21)                   0               (21)
                                                     --------------   ----------------      ---------------   ---------------

NET EARNINGS / (LOSS)                                        ($481)           ($1,039)               ($259)          ($1,779)
---------------------                                ==============   ================      ===============   ===============


NET INCOME / (LOSS) PER COMMON SHARE                        ($0.05)                                                   ($0.17)
------------------------------------                 ==============                                           ===============


WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING                            10,614,203                                                10,614,203
                                                     ==============                                           ===============

Footnotes:
      (2) Reflects additional interest expense resulting from the purchase of HeaterMeals.

      (3) Reflects the amortization of estimated goodwill over 15 year period.